Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of OMI Corporation on Form S-4 of our report dated February 4, 2003, except for Note 5, the first paragraph of Note 17 and Note 18, as to which the dates are March 14, 2003, March 14, 2003 and November 21, 2003, respectively, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.




                                              /s/ Deloitte & Touche LLP
                                              --------------------------
                                              DELOITTE & TOUCHE LLP
                                              New York, New York

                                              December 15, 2003